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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-97563, 333-50539, 333-50543,333-94563, 333-60302, and 333-68212 of Kforce
Inc. (the "Company"), formerly known as kforce.com, Inc., on Forms S-8 of our report dated January 23, 2002 (except for Note 18, as to which the date is May 24, 2002), appearing in the Current Report on Form 8-K dated May 24, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for derivatives).

Deloitte & Touche LLP

Tampa, Florida
May 24, 2002